UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019 (June 25, 2019)

YUMMIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32361	87-0615629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6F., No. 516, Sec. 1, Neihu Road, Neihu District., Taipei City 114, Taiwan
(Address of principal executive offices)

+88 6287511886
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.06 Change in Shell Company Status.

On June 18, 2019, Yummies, Inc. (the “Company”), formed a wholly owned subsidiary under the laws of Singapore, Yummies Knowledge Management Pte. Ltd. (the “Subsidiary”). The Subsidiary is authorized to issue 5,000 ordinary shares, denominated in Singapore dollars, all of which have been issued to the Company and are outstanding. The address of the Subsidiary is 82 Lorong 23 Geylang, #06-05, Atrix Building, Singapore 88409, and the telephone number is +65 6338 8801. The Managing Director of the Subsidiary is Mr. Wei-Hsien (Wilson) Lin, who is also the Chairman and Chief Executive Officer of the Company. The Subsidiary is in the process of appointing the following managerial positions: an Asean General Manager, a General Manager, an Account Assistant Manager, a Sales and Marketing Manager and two Consultant Executives to operate the Subsidiary’s business.

The principal activities of the Subsidiary are in the field of management consultancy services and the provision of corporate training programs and motivational courses in various areas of management. Since its formation, the Subsidiary has begun hiring personnel for the positions listed above, has begun to perform marketing and promotional activities and expects to have its commercial bank account opened by the week of July 1, 2019. More specifically, the Subsidiary has begun assisting an affiliated company, Doers Knowledge Management Pte Ltd (“Doers Singapore”), a private Singapore based company owned by Mr. Lin, the Chairman and Chief Executive Officer of the Company, with marketing, promotional and management training activities relating to an event organized by Doers Singapore titled “Heartland Enterprises: Transform and Thrive,” a Bintan Island cruise for up to 150 entrepreneur-attendees scheduled to take place from July 26 to July 28, 2019 on the cruise ship Genting Dream. The Subsidiary will provide similar services to future educational cruises and other programs to be sponsored by Doers Singapore and is being paid for the services it provides to Doers Singapore. Immediately following this Bintan Island cruise, the Subsidiary expects to begin providing educational site visits to entrepreneurs who have participated in the cruise and to sponsor related business development skill building seminars, all of which are expected to generate revenues to the Subsidiary. The Subsidiary will also sponsor its own educational programs separate from those of Doers Singapore.

As a result of the formation of the Subsidiary and the Subsidiary’s beginning of its business activities as described above, the Company’s management and board of directors believes that, as of June 25, 2019, the Company ceased to be a “shell company,” as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Exchange Act of 1934, as amended. As such, in its future periodic reports to be filed with the Securities and Exchange Commission, the Company will change the reporting of its status as a shell company and will check the box to indicate that the Company is not a shell company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	YUMMIES, INC.

/s/ Wei-Hsien Lin
Name: Wei-Hsien Lin
Title: Chief Executive Officer

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